EXHIBIT 99.1

FOR IMMEDIATE RELEASE

November 10, 2021

THE EASTERN COMPANY REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS
NET SALES FROM CONTINUING OPERATIONS INCREASE BY 15%;
NET EARNINGS FROM CONTINUING OPERATIONS GROW BY 21%

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Strengthening demand across our core markets drove growth in our net sales from continuing operations to $63.9 million in the third quarter of 2021, an increase of 15% compared to net sales from continuing operations in the third quarter of 2020. Customer orders were strong and backlog grew to $83.1 million at the end of the third quarter compared to $57.7 million at the end of the third quarter of 2020

•

Gross margins increased sequentially by 100 basis points to 24% in the third quarter of 2021, compared to 23% in the second quarter of 2021, as price increases began to offset elevated material costs and freight rates.

•

Earnings per diluted share from continuing operations for the third quarter of 2021 were $0.61, an increase of 20% over the third quarter of 2020, as a result of higher sales and improved gross margins, partly offset by expenses related to the move of certain operations from Illinois to Mexico. Adjusted for these expenses, earnings per diluted share from continuing operations were $0.64. (See non-GAAP financial measures.)

•	Eastern’s balance sheet remains strong with net leverage of 2.5x as of the end of the third quarter of 2021, down from 3.0x at the end of fiscal year 2020.

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As part of our efforts to streamline our portfolio of businesses and build scale in our largest businesses, Eastern announced on November 4th that it had divested the assets of Greenwald Industries. We plan to use the proceeds from the sale to reduce our debt and re-initiate share repurchases under a new 10b5-2 plan.

NAUGATUCK, CT – November 10, 2021 - The Eastern Company (“Eastern”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the third fiscal quarter ended October 2, 2021.

President and CEO August Vlak commented, “Sales from continuing operations for the third quarter of 2021 increased 15% compared to the third quarter of 2020, due to strengthening demand across a broad range of our commercial vehicle and industrial markets. During the third quarter of 2021, sales in our returnable transport packaging business grew by more than 30% compared to the third quarter of 2020, as our customers stepped up preparations for new product launches that are scheduled to take place in 2022. Strong demand for truck accessories, Class-8 trucks, and recreational vehicles, as well as the launch of new products and solutions, including a new Paccar main mirror program, contributed significantly to sales growth in the quarter.

Mr. Vlak continued, “Our backlog at the end of the third quarter reached $83.1 million, an increase of $25.4 million, or 44% over the backlog at the end of the third quarter of 2020. The increase in backlog was primarily the result of increased demand from our commercial vehicle and truck accessories customers. As of November 5, 2021, our backlog has continued to grow.

Mr. Vlak added, “Our businesses are responding well to the supply chain challenges and volatility in certain raw material prices. Our businesses have been more successful at passing on cost increases by raising prices during the quarter. Gross margin in the third quarter increased to 24% compared to gross margin of 23% in the second quarter of 2021. We believe that recent stabilization in the prices of many of our raw materials and shipping rates will translate into continued improvement in our gross margins in the coming quarters. All of our businesses experienced transportation bottlenecks and sharp increases in freight costs and prices of certain raw materials, including steel and resins. For example, on a year-over-year basis, the price of hot-rolled and cold-rolled steel increased by 245% and 206%, respectively, and freight costs increased 110%.”

112 BRIDGE STREET,  P.O. BOX 460,  NAUGATUCK,  CONNECTICUT  06770-0460
PHONE (203) 729 - 2255  *  FAX (203) 723 - 8653  *  WWW.EASTERNCOMPANY.COM

Mr. Vlak continued, “Our balance sheet remains strong. As of the end of the third quarter of 2021 our net leverage ratio was 2.5x, and our fixed charge coverage ratio was 2.5x, both of which comfortably comply with our bank covenants of 4.25x and 1.25x, respectively. We believe that our strong balance sheet, proceeds from divestitures, and ample liquidity will fuel an acceleration in growth of our three largest businesses.”

Third Quarter of 2021 and First Nine Months of 2021 Financial Results

Net sales from continuing operations increased by 15% to $63.9 million for the third quarter compared to $55.7 million for the third quarter of 2020. Net sales from continuing operations increased by 27% for the first nine months of 2021 to $186.9 million, compared to $147.1 million for the first nine months of 2020.

Gross margin as a percent of net sales was 24% for the third quarter and first nine months of 2021, compared to 24% for the third quarter of 2020 and 25% for the first nine months of 2020.

Net income from continuing operations increased by 21% to $3.8 million for the third quarter, or $0.61 per diluted share, from $3.2 million, or $0.51 per diluted share, for the third quarter of 2020. Net income from continuing operations for the first nine months of 2021 increased by 56% to $12.3 million, or $1.96 per diluted share, from $7.9 million, or $1.26 per diluted share for the first nine months of 2020.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the third quarter and first nine months of 2021 and other matters on Thursday, November 11, 2021 at 11:00 AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll free in US & Canada) or 973-528-0011 (international). Participants can also join via the web at https://reporting.webcaster4.com/overview?webcastId=43436&token=c7852c87-b085-49a9-8bd4-9da77080b1c7

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About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to niche markets, focusing on industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, U.K., Taiwan and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words “would”, “should”, “may,” “will,” "believes," “estimates,” "intends", "continues," "reflects," "plans," "anticipates," "expects," “potential,” “opportunities” and similar expressions, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management's current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. The risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, but are not limited to, the effects of the COVID-19 pandemic, vaccination rates, the emergence of variants of COVID-19, and the measures being taken to limit the spread and resurgence of COVID-19, including supply chain disruptions, delays in delivery of our products to our customers, impact on demand for our products, reductions in production levels, increased costs, including costs of raw materials, the impact on global economic conditions, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, and risks associated with employees working remotely or operating with reduced workforce; the scope and duration of the COVID-19 pandemic, including the extent of any resurgences and the emergence of variants of COVID-19, and how quickly and to what extent normal economic activity can resume; changing customer preferences, lack of success of new products, loss of customers, cybersecurity breaches, changes in competition in our markets, and increased prices for raw materials resulting from tariffs on imported goods or otherwise. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

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Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this release should be viewed in addition to, and not as an alternative for, results prepared in accordance U.S. GAAP. A reconciliation of non-GAAP financial measures referenced in this release to the nearest GAAP results is provided with this release.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented adjusted earnings per share from continuing operations, adjusted EBITDA from continuing operations and adjusted EBITDA margin, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income, diluted earnings per common share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted earnings per share from continuing operations is defined as diluted earnings per share from continuing operations excluding, when they occur, the impacts of impairment losses, losses on sale of subsidiaries, transaction expenses, gain on sale of building, factory start-up costs, factory relocation expenses and restructuring costs. We believe that adjusted earnings per share provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis.

Adjusted EBITDA from continuing operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when they occur, the impacts of impairment losses, losses on sale of subsidiaries, transaction expenses, gain on sale of building, factory start-up costs, factory relocation expenses and restructuring expenses. Adjusted EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business including our business segments, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to assess the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company
August Vlak or John L. Sullivan III

203-729-2255

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THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Net sales	$63,876,906	$55,705,597	$186,897,930	$147,059,497
Cost of products sold	(48,661,374)	(42,315,555)	(142,196,527)	(110,427,295)
Gross margin	15,215,532	13,390,042	44,701,403	36,632,202

Product development expense	(962,924)	(556,469)	(3,068,866)	(2,395,932)
Selling and administrative expenses	(9,440,583)	(8,536,752)	(27,760,514)	(23,289,068)
Operating profit	4,812,025	4,296,821	13,872,023	10,947,202

Interest expense	(427,222)	(485,300)	(1,388,512)	(1,560,962)
Other income	407,192	365,701	3,359,065	969,023
Income from continuing operations before income taxes	4,791,995	4,177,222	15,842,576	10,355,263

Income taxes	(971,884)	(1,021,607)	(3,573,308)	(2,476,640)
Net income from continuing operations	3,820,111	3,155,615	12,269,268	7,878,623

Discontinued Operations (see note B )
Gain (loss) from operations of discontinued units	1,492,063	(222,773)	2,831,530	(5,054,259)
Gain (loss) on classification as held for sale	1,308,639	-	(9,274,439)	-
Income tax (expense) benefit	(659,285)	51,833	1,516,661	1,167,345
Gain (loss) on discontinued operations	2,141,417	(170,940)	(4,926,248)	(3,886,914)

Net income	$5,961,528	$2,984,675	$7,343,020	$3,991,709

Earnings per share from continuing operations:
Basic	$0.61	$0.51	$1.96	$1.26

Diluted	$0.61	$0.51	$1.96	$1.26

Earnings (loss) per share from discontinued operations:
Basic	$0.34	$(0.03)	$(0.79)	$(0.62)

Diluted	$0.34	$(0.03)	$(0.79)	$(0.62)

Total earnings per share:
Basic	$0.95	$0.48	$1.17	$0.64

Diluted	$0.95	$0.48	$1.17	$0.64

Cash dividends per share:	$0.11	$0.11	$0.33	$0.33

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THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	October 2, 2021	January 2, 2021
	(unaudited)
Current Assets
Cash and cash equivalents	$8,703,386	$15,320,776
Accounts receivable, less allowances: 2021 - $583,891; 2020 - $486,707	41,295,019	31,804,207
Inventories	56,698,552	43,121,737
Current portion of notes receivable	588,926	398,414
Prepaid expenses and other assets	7,314,511	3,152,720
Current assets held for sale	35,044,564	17,937,918
Total Current Assets	149,644,958	111,735,772

Property, Plant and Equipment	50,934,225	52,173,305
Accumulated depreciation	(26,031,846)	(25,976,187)
Property, Plant and Equipment, Net	24,902,379	26,197,118

Goodwill	70,992,398	70,994,178
Trademarks	5,393,868	5,404,284
Patents and other intangibles net of accumulated amortization	23,803,304	27,089,071
Long term notes receivable, less current portion	791,802	1,677,277
Right of Use Assets	11,774,102	12,594,663
Long-term assets held for sale	-	19,894,688
Total Other Assets	112,755,474	137,654,161

TOTAL ASSETS	$287,302,811	$275,587,051

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THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND SHAREHOLDERS’ EQUITY
	October 2, 2021	January 2, 2021
	(unaudited)
Current Liabilities
Accounts payable	$31,480,819	$21,311,619
Accrued compensation	4,182,611	3,474,686
Other accrued expenses	1,648,486	3,362,032
Current portion of lease liability	2,785,950	2,798,712
Current portion of long-term debt	7,500,000	6,437,689
Current liabilities held for sale	7,086,138	3,281,225
Total Current Liabilities	54,684,004	40,665,963

Deferred income taxes	2,957,771	2,957,771
Other long-term liabilities	1,068,580	1,144,126
Lease liability	9,159,274	9,834,853
Long-term debt, less current portion	76,772,649	82,255,803
Accrued postretirement benefits	1,138,148	1,185,139
Accrued pension cost	29,132,453	33,188,623
Long-term liabilities held for sale	-	48,315
Total Liabilities	174,912,879	171,280,593

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	32,591,987	31,501,041
Issued: 9,024,909 shares in 2021 and 8,996,625 shares in 2020
Outstanding: 6,275,180 shares in 2021 and 6,246,896 shares in 2020
Treasury Stock: 2,749,729 shares in 2021 and 2,749,729 shares in 2020	(20,537,961)	(20,537,962)
Retained earnings	128,480,870	122,840,131
Accumulated other comprehensive income (loss):
Foreign currency translation	715,026	953,863
Unrealized loss on interest rate swap, net of tax	(789,368)	(1,391,592)
Unrecognized net pension and postretirement benefit costs, net of tax	(28,070,622)	(29,059,023)
Accumulated other comprehensive loss	(28,144,964)	(29,496,752)
Total Shareholders’ Equity	112,389,932	104,306,458
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$287,302,811	$275,587,051

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THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	October 2, 2021	October 3, 2020
Operating Activities
Net income	$7,343,020	$3,991,709
Less: Loss from discontinued operations	(4,926,248)	(3,886,914)
Income from continuing operations	$12,269,268	$7,878,623
Adjustments to reconcile net income to net cash provided
by (used in) operating activities:
Depreciation and amortization	5,188,863	4,966,934
Unrecognized pension and postretirement benefits	(3,056,642)	(1,066,777)
Gain on sale of equipment and other assets	(1,469,218)	(418,872)
Provision for doubtful accounts	73,097	156,286
Stock compensation expense	1,090,946	652,232
Changes in operating assets and liabilities:
Accounts receivable	(9,553,337)	3,013,523
Inventories	(13,686,268)	3,092,768
Prepaid expenses and other	(3,903,388)	132,623
Other assets	47,534	4,755,718
Accounts payable	11,156,105	(949,971)
Accrued compensation	697,735	(1,191,856)
Other accrued expenses	(2,173,142)	(1,587,475)
Net cash (used in) provided by operating activities	(3,318,447)	19,433,756

Investing Activities
Marketable securities	28,951	7,741
Business disposition	—	(5,994,267)
Issuance of notes receivable	—	(1,251,943)
Payments received from notes receivable	694,962	54,069
Proceeds from sale of equipment	1,980,729	445,212
Purchases of property, plant and equipment	(2,112,990)	(1,531,082)
Net cash provided by (used in) investing activities	591,652	(8,270,270)

Financing Activities
Principal payments on long-term debt	(4,424,757)	(3,846,861)
Financing leases, net	132,221	—
Purchase common stock for treasury	—	(368,864)
Dividends paid	(2,062,492)	(2,058,943)
Net cash used in financing activities	(6,355,028)	(6,274,668)

Discontinued Operations
Cash provided by (used in) operating activities	3,546,530	(2,744,115)
Cash used in investing activities	(794,519)	(245,288)
Cash provided by (used in) discontinued operations	2,752,011	(2,989,403)

Effect of exchange rate changes on cash	239,561	(344,534)
Net change in cash and cash equivalents	(6,090,251)	1,554,881

Cash and cash equivalents at beginning of period	16,101,635	17,996,505
Cash and cash equivalents at end of period ¹	$10,011,384	$19,551,386

Supplemental disclosure of cash flow information:
Interest	$1,839,729	$2,085,953
Income taxes	866,850	1,453,775

Non-cash investing and financing activities
Right of use asset	(820,561)	(428,510)
Lease liability	688,341	428,510

¹ includes cash from assets held for sale of $1.3 million as of October 2, 2021 and $1.8 million as of October 3, 2020

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Reconciliation of Non-GAAP Measures
EPS from Continuing Operations Calculation
For the Three and Nine Months ended October 2, 2021 and October 3, 2020
($000's)

	Three Months Ended				Nine Months Ended
	October 2, 2021		October 3, 2020		October 2, 2021		October 3, 2020
Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$3,820		$3,156		$12,269		$7,879

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):

Basic	$0.61		$0.51		$1.96		$1.26
Diluted	$0.61		$0.51		$1.96		$1.26

Adjustments:
Gain on sale of Eberhard Hardware Ltd building, net of tax	-		-		(1,353	)A	-
Factory relocation, net of tax	45	E	188	B	105	E	188	B
Transaction expenses			184	C			204	C
Factory start-up costs, net of tax	155	D			187	D
Total adjustments (Non-GAAP)	$200		$372		$(1,061)		$392

Adjusted net income from continuing operations	$4,020		$3,528		$11,208		$8,271

Adjusted earnings per share from continuing operations (Non-GAAP):

Basic	$0.64		$0.57		$1.79		$1.33
Diluted	$0.64		$0.57		$1.79		$1.33

A) Gain on sale of Eberhard Hardware Ltd building
B) Cost incurred on relocation of Velvac factory in Reynosa, MX
C) Costs incurred on the acquisition of Hallink RSB, Inc.
D) Costs incurred on start-up of Eberhard factory in Reynosa, MX
E) Costs incurred on relocation of ILC facility in Wheeling, IL

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Reconciliation of Non-GAAP Measures
EBITDA from Continuing Operations Calculation
For the Three and Nine Months ended October 2, 2021 and October 3, 2020
($000's)

	Three Months Ended				Nine Months Ended
	October 2, 2021		October 3, 2020		October 2, 2021		October 3, 2020

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$3,820		$3,156		$12,269		$7,879
Interest expense	427		485		1,389		1,561
Provision for income taxes	972		1,022		3,573		2,477
Depreciation and amortization	1,658		1,754		5,189		4,967
Gain on sale of Eberhard Hardware Ltd building	-		-		(1,841	)A	-
Factory relocation	59	E	251	B	139	E	251	B
Transaction expenses	-		184	C	-		204	C
Factory start-up costs	207	D			250	D
Adjusted EBITDA from continuing operations	$7,143		$6,852		$20,968		$17,339

A) Gain on sale of Eberhard Hardware Ltd building
B) Cost incurred on relocation of Velvac factory in Reynosa, MX
C) Costs incurred on the acquisition of Hallink RSB, Inc.
D) Costs incurred on start-up of Eberhard factory in Reynosa, MX
E) Costs incurred on relocation of ILC facility in Wheeling, IL

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